UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2024

VITAL ENERGY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street, Suite 1000, Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2024, Vital Energy, Inc. (the “Company”) completed a private offering (“the Offering”) of $800,000,000 aggregate principal amount of 7.875% senior notes due 2032 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of March 28, 2024 (the “Indenture”), among the Company, Vital Midstream Services, LLC, a subsidiary of the Company (the “Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Additional information regarding the Notes and the Indenture, pursuant to which the Notes were issued, is set forth below.

Indenture and Senior Notes

The Notes are senior unsecured obligations of the Company. The Notes are guaranteed on a senior unsecured basis by the Guarantor and may in the future be guaranteed by certain of the Company’s future restricted subsidiaries.

The Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Company may incur. Each guarantee ranks equally in right of payment with all existing and future senior indebtedness of the guarantor and senior to any subordinated indebtedness that the guarantor may incur.

Maturity and Interest

The Notes will mature on April 15, 2032 with interest accruing at a rate of 7.875% per annum and payable semi-annually, in cash in arrears, on April 15 and October 15 of each year, commencing October 15, 2024.

Optional Redemption

At any time prior to April 15, 2027, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes using funds in an amount not exceeding the net proceeds from one or more private or public equity offerings at a redemption price of 107.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of each such equity offering.

At any time prior to April 15, 2027, the Company may, on one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, the redemption date.

On or after April 15, 2027, the Company may, on one or more occasions, redeem all or a part of the Notes at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2027	103.938%
2028	101.969%
2029 and thereafter	100.000%

Change of Control

If certain change of control events occur followed by a rating decline within 60 days, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants

The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Company’s restricted subsidiaries to: (i) pay certain distributions or dividends on, or purchase, redeem or otherwise acquire equity interests; (ii) make certain investments; (iii) incur certain additional indebtedness or liens; (iv) sell certain assets or merge with or into other companies; and (v) engage in material transactions with affiliates.

2

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and incorporated into this Item 1.01 by reference.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the then total outstanding Notes may (with notice to the Company (and the Trustee, if given by all the holders)) declare all unpaid principal of and accrued interest, if any, on all outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default arises from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture is hereby incorporated herein by reference. A copy of the Indenture is attached hereto as Exhibits 4.1 and incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of March 28, 2024, among Vital Energy, Inc., Vital Midstream Services, LLC and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 7.875% Senior Unsecured Notes due 2032 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: March 28, 2024	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Executive Vice President and Chief Financial Officer